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                                                               EXHIBIT (A)(1)(C)

                                  TENNECO INC.

                         OFFER TO AMEND CERTAIN OPTIONS
                                  ELECTION FORM

     Before signing this election form, please make sure you have received, read and understand the documents that make up this offer, including: (1) the Offer to Amend Certain Options (the "Offer to Amend"), dated September 25, 2007; (2) the email from Rex Abercrombie dated September 25, 2007; (3) this election form; and (4) the withdrawal form. The offer is subject to the terms of these documents as they may be amended.

     The offer provides eligible employees who hold eligible options the opportunity to amend certain outstanding options and receive cash payments, as described in Section 2 of the Offer to Amend. This offer expires at 11:59 p.m., Eastern Time, on October 22, 2007 unless extended. PLEASE FOLLOW THE INSTRUCTIONS ATTACHED TO THIS FORM.

     If you participate in this offer with respect to an affected option, you must accept the offer with respect to all of your affected options. If you have exercised a portion of an affected option, your election will apply to the portion that remains outstanding and unexercised. Vesting of any amended options on any date is subject to your continued service with Tenneco through each relevant vesting date.

     BY PARTICIPATING, YOU AGREE TO ALL TERMS OF THE OFFER AS SET FORTH IN THE OFFER DOCUMENTS AND ACKNOWLEDGE THAT NO CASH PAYMENTS WILL BE MADE UNTIL JANUARY 2008.

     If you would like to participate in this offer, please indicate your election by checking the box below and completing and signing this election form. Please be sure to follow the instructions, which are attached.

     You may withdraw this election as to all of your affected options by submitting a properly completed and signed withdrawal form prior to the expiration date which will be 11:59 p.m., Eastern Time, October 22, 2007 unless extended.

     Please check the appropriate box:

     [ ] YES, I WISH TO PARTICIPATE IN THE OFFER AS TO ALL OF MY AFFECTED OPTION GRANTS LISTED ON THE ADDENDUM ISSUED TO ME.

OR

     [ ] NO, I DO NOT WISH TO PARTICIPATE IN THE OFFER AS TO ANY OF MY AFFECTED OPTIONS.

     If you elect Yes, all of the affected options will be irrevocably amended on the next business day following the last date on which this offer remains open for acceptance. If the offer expires on October 22, 2007, as expected, then the options will be amended as of October 22, 2007.

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Employee Signature

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Employee Name (Please print)
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Company E-mail Address
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                                  Date and Time

RETURN TO REX ABERCROMBIE, NO LATER THAN 11:59 P.M., EASTERN TIME, ON OCTOBER 22, 2007 (1) BY FAX TO (847)482-5259, (2) BY HAND DELIVERY OR (3) BY SCANNING AND E-MAILING A .PDF FILE TO RABERCROMBIE@TENNECO.COM.

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                                  TENNECO, INC.

                         OFFER TO AMEND CERTAIN OPTIONS
                        INSTRUCTIONS TO THE ELECTION FORM
              FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1.  DELIVERY OF ELECTION FORM.

     A properly completed and signed original of this election form (or a facsimile of it) must be received by Rex Abercrombie, either via hand delivery at Tenneco Inc., 500 North Lake Field Drive, Lake Forest, IL 60045, attention:
Rex Abercrombie, or via e-mail (in a .pdf file) to RAbercrombie@Tenneco.com, or via facsimile (fax number: (847)482-5259), no later than 11:59 p.m., Eastern Time, on October 22, 2007 (referred to as the expiration date).

     THE DELIVERY OF ALL REQUIRED DOCUMENTS, INCLUDING ELECTION FORMS, IS AT YOUR RISK. DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY . YOU MAY HAND DELIVER YOUR ELECTION FORM TO TENNECO INC., 500 NORTH LAKE FIELD DRIVE, LAKE FOREST, IL 60045, ATTENTION: REX ABERCROMBIE, OR VIA E-MAIL (IN A .PDF
FILE) TO REX ABERCROMBIE, OR VIA FACSIMILE (FAX NUMBER: (847)482-5259). IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY. TENNECO INTENDS TO CONFIRM THE RECEIPT OF YOUR ELECTION FORM BY E-MAIL WITHIN THREE U.S. BUSINESS DAYS. IF YOU HAVE NOT RECEIVED SUCH AN E-MAIL CONFIRMATION, IT IS YOUR RESPONSIBILITY TO ENSURE THAT YOUR ELECTION FORM HAS BEEN RECEIVED BY THE EXPIRATION DATE. ONLY ELECTION FORMS THAT ARE COMPLETE, SIGNED AND ACTUALLY RECEIVED BY REX ABERCROMBIE BY THE DEADLINE WILL BE ACCEPTED. ELECTION FORMS MAY ONLY BE SUBMITTED VIA FAX, E-MAIL OR HAND DELIVERY, AS SET FORTH ABOVE. ELECTION FORMS SUBMITTED BY ANY OTHER MEANS, INCLUDING UNITED STATES MAIL (OR OTHER
POST), FEDERAL EXPRESS (OR SIMILAR DELIVERY SERVICE) AND INTEROFFICE MAIL, ARE NOT PERMITTED AND WILL NOT BE ACCEPTED.

     Our receipt of your election form is not by itself an acceptance of your affected options for amendment. For purposes of the offer, we will be deemed to have accepted affected options for exchange with respect to which valid elections have been made and not properly withdrawn when we give oral or written notice to the option holders generally of our acceptance of such options, which notice may be made by press release, e-mail or other methods of communication.

     Tenneco will not accept any alternative, conditional or contingent elections. Although it is our intent to send you an e-mail confirmation of receipt of this election form, by signing this election form, you waive any right to receive any notice of the receipt of the election with respect to your options, except as provided for in the Offer to Amend. Any confirmation of receipt sent to you will merely be a notification that Rex Abercrombie has received your election form and does not mean that your options have been amended. Affected options that are accepted will be amended on the next business day following the expiration of the offer. If the offer expires as expected on October 22, 2007, then the options will be amended as of October 22, 2007.

2.  WITHDRAWAL.

     If you have previously elected to accept this offer with respect to your affected options, you may withdraw that election with respect to all of these options at any time before the expiration date, which is expected to be 11:59 p.m., Eastern Time, on October 22, 2007. If we extend the offer, you may withdraw your options at any time until the extended expiration date.

     In addition, although we intend to accept all options with respect to which valid elections have been made promptly after the expiration of this offer, if we have not accepted your options by midnight, Eastern Time, on October 22, 2007, you may by law withdraw your options at any time thereafter.

     To validly withdraw your options with respect to which you have previously chosen to accept this offer, you must deliver a properly completed and signed withdrawal form in each case in accordance with the procedures listed in Section 1 above. You may change your mind as many times as you wish, but you will be bound by the last properly submitted election or withdrawal form we receive before the expiration date. The expiration date will be 11:59 p.m., Eastern Time, on October 22, 2007, unless we extend the offer.

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3.  ELECTIONS.

     If you intend to accept the offer, you must accept the offer with respect to all of your affected options. If you have exercised a portion of an eligible option grant, your election will apply to the portion that remains outstanding and unexercised.

4.  SIGNATURES ON THIS ELECTION FORM.

     If this election form is signed by the holder of the options, the signature must correspond with the name as written on the face of the option agreement or agreements to which the options are subject without alteration or any change whatsoever. If your name has been legally changed since your option agreement was signed, please submit proof of the legal name change.

     If this election form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and proper evidence satisfactory to Tenneco of the authority of that person to act on your behalf must be submitted with this election form.

5.  OTHER INFORMATION ON THIS ELECTION FORM.

     In addition to signing this election form, you must print your name and indicate the date and time at which you signed. You must also include your current Company e-mail address.

6.  REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES.

     You should direct questions about the terms of this offer, questions about this election form or any requests for additional copies of the Offer to Amend to Rex Abercrombie, at (847)482-5000 or by sending an e-mail to RAbercrombie@Tenneco.com. Copies will be furnished promptly at Tenneco's expense.

7.  IRREGULARITIES.

     We will determine, in our discretion, all questions as to the validity, form, eligibility, including time of receipt, and acceptance of any options. Our determination of these matters will be final and binding on all parties. We reserve the right to reject any election form or any options with respect to which elections have been made that we determine are not in appropriate form or that we determine are unlawful to accept. We will accept all eligible options with respect to which proper elections are made that are not validly withdrawn, subject to the terms of the offer. We also reserve the right to waive any of the conditions of the offer or any defect or irregularity in any election of any particular options or for any particular option holder, provided that if we grant any such waiver, it will be granted with respect to all option holders and options with respect to which elections have been made. No elections will be deemed to have been properly made until all defects or irregularities have been cured by the option holder or waived by us. Neither we nor any other person is obligated to give notice of any defects or irregularities in elections, nor will anyone incur any liability for failure to give any notice. This is a one-time offer. We will strictly enforce the offering period, subject only to an extension that we may grant in our sole discretion.

     IMPORTANT: THE ELECTION FORM TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY REX ABERCROMBIE ON OR BEFORE THE EXPIRATION DATE.

8.  ADDITIONAL DOCUMENTS TO READ.

     You should be sure to read the Offer to Amend, all documents referenced therein (including the Addendum describing your eligible options and any potential cash payments), and the email from Rex Abercrombie, dated September 25, 2007, before deciding to participate in the offer.

9.  IMPORTANT TAX INFORMATION.

     You should refer to Section 14 of the Offer to Amend, which contains important U.S. federal income tax information. We also recommend that you consult with your personal tax or financial advisor regarding Section 409A of the Internal Revenue Code before deciding whether or not to participate in this offer.


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